Exhibit 3.1

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 6, 2012

Job Number: C20120806-2447
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20120544637-84	Stock Split	3 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Richard Sifuentes
Certificate Number: C20120806-2447
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

090301

090301

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20120544637-84
Filing Date and Time
08/06/2012 2:15 PM
Entity Number
C5490-1997

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

NetSol Technologies, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

145,000,000 shares of Common Stock, .001 par value
5,000,000 shares of Preferred Shares, .001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

14,500,000 shares of Common Stock, .001 par value
5,000,000 shares of Preferred Shares, .001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

7,504,735.5 shares of Common Stock or 1:10.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Cash for fractional shares

7. Effective date and time of filing: (optional) Date: August 6, 2012 Time: 1:30pm (PST)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Corporate Secretary

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Amendment to Article Three of Articles of Incorporation

RESOLVED, that the Articles of Incorporation be, and the same hereby is, amended by deleting the current Article "3" thereof, and substituting the following:

2. "THREE: The Corporation shall be authorized to issue 19,500,000 shares of capital stock of which 14,500,000 shares shall be shares of Common stock, $.001 par value ("Common Stock") and 5,000,000 shares shall be shares of Preferred Stock, $.001 par value ("Preferred Stock"). The board of directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more series, and to fix for each such series such voting powers, full of limited or no voting powers, and such designations, preferences and relative and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes (as amended from time to time, the "NRS"), including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any time or times and at such price or prices (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of the Corporation; (vi) entitled to vote separately or together with any other series or class of stock of the Corporation; or (v) convertible into or exchangeable for shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such adjustments; all as may be stated in such resolution or resolutions."

3. The foregoing amendment was duly adopted in accordance with the provisions of Section 78.390 and 78.209 of the NRS. The total number of shares voting at our annual meeting of shareholders held on August 6th, 2012, was 64,270,938 of which 48,149,871 shares or 74.91% of the shares voted in favor of the Amendment.

4. Effective as of 5:00 P.M., pacific standard time, on the date this Certificate of Amendment to the Amended Articles of Incorporation is filed with the Secretary of State of the State of Nevada (the "Effective Time"), upon on this Effective Time, every 10 (ten) shares of the Corporation's common stock, par value $0.001 per share ("Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one (1) share of common stock, par value $0.001, of the Corporation (the "New Common Stock").

5. Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of records of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the

aggregate of all fractional shares shall be issued to American Stock Transfer and Trust Company, the transfer agent, as agent for the accounts, of al holders of records of Old Common Stock otherwise entitled to have a fraction of a shares issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the a basis of prevailing market prices of the New Common Stock of the NASDAQ Stock Exchange at the time of sale. After such sale and upon holders of record their pro rata shares of the proceeds derived from the sale of the fractional shares.

6. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective date automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall received, upon surrender of such certificate, a new certificate representing the number of whole shares of new Common Stock into which the shares of Old Common Stock represented by such certificates shall have been reclassified, as well as any cash in lieu of fractional shares on New Common Stock to which such holders may be entitled pursuant to the immediately preceding paragraph."

IN WITNESS WHEREOF, NetSol Technologies, Inc. has caused this Certificate to be executed by its duly authorized officer on this 6th day of August, 2012.

Signature: ______________________

Najeeb Ghauri, CEO

Signature: ______________________

Patti McGlasson, Secretary

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 6, 2012

Job Number: C20120806-2447
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20120544633-40	Amendment	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Richard Sifuentes
Certificate Number: C20120806-2447
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

090201

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20120544633-40
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/06/2012 2:15 PM
	Entity Number C5490-1997

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NetSol Technologies, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

"THREE: The Corporation shall be authorized to issue 150,000,000 shares of capital stock of which 145,000,000 shares shall be shares of Common stock, $.001 par value (" Common Stock") and 5,000,000 shares shall be shares of Preferred Stock, $.001 par value (" Preferred Stock"). The board of directors of the Corporation (the " Board of Directors") is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more series, and to fix for each such series such voting powers, full of limited or no voting powers, and such designations, preferences and relative and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes (as amended from time to time, the " NRS"),

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 39,305,690 or 61.2%

4. Effective date and time of filing: (optional) Date: August 6, 2012 Time: 11:15am (PST)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Articles of Amendment of Articles of Incorporation of

NetSol Technologies, Inc.

RESOLVED, that the Articles of Incorporation be, and the same hereby is, amended by deleting the current Article "3" thereof, and substituting the following:

2. "THREE: The Corporation shall be authorized to issue 150,000,000 shares of capital stock of which 145,000,000 shares shall be shares of Common stock, $.001 par value ("Common Stock") and 5,000,000 shares shall be shares of Preferred Stock, $.001 par value ("Preferred Stock"). The board of directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more series, and to fix for each such series such voting powers, full of limited or no voting powers, and such designations, preferences and relative and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes (as amended from time to time, the "NRS"), including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any time or times and at such price or prices (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of the Corporation; (vi) entitled to vote separately or together with any other series or class of stock of the Corporation; or (v) convertible into or exchangeable for shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such adjustments; all as may be stated in such resolution or resolutions."

3. The foregoing amendment was duly adopted in accordance with the provisions of Section 78.390 and 78.209 of the NRS. The total number of shares voting at our annual meeting of shareholders held on August 6, 2012, was 64,270,938 of which shares 39,305,690 voted in favor of the Amendment exceeding the vote required by more than 61.2% percent.

In Witness Whereof, NetSol Technologies, Inc. has caused this Amendment to be signed by its General Counsel and Corporate Secretary on this 6th day of August, 2012.

NetSol Technologies, Inc.

By: ____________________

Patti McGlasson, General Counsel

Corporate Secretary

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

May 12, 2008

Job Number: C20080508-0037
Reference Number: 00001852438-41
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20080319143-51	Amendment	3 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080319143-51
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/07/2008 6:07 AM
	Entity Number C5490-1997

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NetSol Technologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Section 3: The Corporation shall be authorized to issue 100,000,000 shares of capital stock, of which 95,000,000 shares shall be shares of Common Stock, $.001 par value ("Common Stock") and 5,000,000 shares shall be shares of Preferred Stock, $.001 par value ("Preferred Stock"). The board of directors of the Corporation (the "Board of Directors") is expressly authorized to provide for issuance of all or any shares of the Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes (as amended from time to time, the "NRS"), including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (vi) entitled to vote separately or together with any other series or class of stock of the Corporation; or (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 12,439,286

4. Effective date of filing (optional): 5/6/08
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDMENT OF ARTICLES OF INCORPORATION
OF
NETSOL TECHNOLOGIES, INC.

NetSol Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the state of Nevada (the "Corporation"), does hereby certify that:

1. The Amendment to the Articles of Incorporation of the Corporation, filed with the Secretary of State of the State of Nevada on October18, 2006, as amended, is hereby amended by adding the following paragraph:

"Section 3: The Corporation shall be authorized to issue 100,000,000 shares of capital stock, of which 95,000,000 shares shall be shares of Common Stock, $.001 par value ("Common Stock") and 5,000,000 shares shall be shares of Preferred Stock, $.001 par value ("Preferred Stock"). The board of directors of the Corporation (the "Board of Directors") is expressly authorized to provide for issuance of all or any shares of the Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes (as amended from time to time, the "NRS"), including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any time or times and at such price or prices: (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (vi) entitled to vote separately or together with any other series or class of stock of the Corporation; or (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 78.390 and 78.209 of the Nevada Revised Statutes. The total number of shares voting at our annual meeting of shareholders held on May 2, 2008 was 23,069,500 of which shares voted in favor of the Amendment exceeding the vote required by more than three percent.

IN WITNESS WHEREOF, NetSol Technologies, Inc. has caused this Certificate to be executed by its duly authorized officer on this 6th day of May, 2008.

Signature: ____________________
Name: Najeeb Ghauri
Title: Chief Executive Officer

Signature: ____________________
Name: Patti L. W. McGlasson
Title: Secretary

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Filed in the office of	Document Number 20060670162-80
Dean Heller Secretary of State State of Nevada	Filing Date and Time 10/18/2006 1:51 PM
	Entity Number C5490-1997

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NetSol Technologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

To add the following to Section 3: "The board of directors of the Corporation (the "Board of Directors") is expressly authorized to provide for issuance of all or any shares of Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and express in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes (as amended from time to time, the "NRS"), including, without limitation, the authority to provide that any such class or series may be: (i) subject to redemption at any time or time at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) entitled to vote separately or together with any other series or class of stock of the Corporation: or, (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or any other series of the same or any other classes of stock of the Corporation at such price or prices or at such rates of exchange or with such adjustments; all as may be stated in such resolution or resolutions."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 8,905,792; 95.5% of voting shares

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number 20060675858-97
Dean Heller Secretary of State State of Nevada	Filing Date and Time 10/19/2006 9:51 AM
	Entity Number C5490-1997

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

NetSol Technologies, Inc

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

The Series A 7% Cumulative Convertible Preferred Stock (the "Preferred Stock") are convertible into shares of common stock. The conversion value is subject to adjustment. The holders of the Preferred Stock are entitled to receive cumulative dividends at the rate of 7% per annum from the date of issuance of each share of preferred stock until paid. The dividends may be paid, at the Company's option, in cash or in shares of common stock in arrears on the first business day of each calendar quarter of each year. The Company may force a conversion of the Preferred Stock in the event that the market price of the Company's common stock is greater than 200% of the conversion value. If any shares of the Preferred Stock remain outstanding on June 15, 2009, the Company shall redeem such shares for an amount in cash equal to the liquidation preference plus all accrued but unpaid dividends. Anti-dilution protection is afforded to the holders by providing for an adjustment of the conversion price in certain circumstances. The conversion price is adjusted for dividends subdivisions, combinations, distributions and issuances of shares, or securities convertible into shares, of common stock of the Company issued at an effective per share selling price which is the less than the greater of the fair market price or the conversion value as of the issuance date. The Preferred Stock bears voting rights in an amount equal to the conversion value of the preferred stock into common stock without giving effect to any anti-dilution provisions of the Preferred Stock. All terms and conditions are set forth in detail in the attached Certificate of Designation.

3. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

4. Officer Signature: ____________________

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

of

SERIES A 7% CUMULATIVE CONVERTIBLE PREFERRED STOCK

of

NETSOL TECHNOLOGIES, INC.

NETSOL TECHNOLOGIES, INC., a Nevada corporation (the "**Corporation**"), pursuant to the provisions of Sections 78.195 and 78.1955 of Chapter 78 of Nevada Revised Statutes, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors duly adopted the following resolutions by unanimous written consent on October 19, 2006, which resolutions remain in full force and effect as of the date hereof:

RESOLVED, that, pursuant to Article 3 of the Articles of Incorporation of the Corporation, as amended to date, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of 5,500 shares, par value $0.001 per share, to be designated "Series A Cumulative Convertible Preferred Stock."

RESOLVED, that all shares of Series A Cumulative Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:

There is hereby created out of the authorized and unissued shares of the preferred stock of the Corporation a series of preferred stock designated as the "Series A Cumulative Convertible Preferred Stock," which is hereinafter referred to as the "Convertible Preferred Stock." The number of shares constituting such series shall be 5,500.

1. Dividends. The holders of the Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Corporation's Board of Directors, out of funds legally available therefor, cumulative dividends payable as set forth in this Section 1.

(a) Dividends on each share of Convertible Preferred Stock shall accrue and shall be cumulative and accumulate from the date of issuance of such share (the "Date of Original Issue"), whether or not earned or declared by the Board of Directors of the Corporation, until paid. The Corporation shall declare and pay dividends on the Convertible Preferred Stock, in either cash or in shares of the Corporation's Common Stock (the "Common Stock") at the Corporation's option and subject to the terms set forth herein, as set forth below, in arrears, on first business day of each calendar quarter of each year (each, a "Dividend Payment Date"), commencing on January 2, 2007 (the "Initial Dividend Payment Date"). If the Corporation elects to pay the dividend in shares of Common Stock, the Corporation shall set aside a sufficient number of shares of Common Stock for the payment of such declared dividends and shall deliver

certificates representing such shares of Common Stock to the holders of shares of Convertible Preferred Stock as of the record date for such dividend in payment of such declared dividends within three business days after such Dividend Payment Date. Each such dividend declared by the Board of Directors on the Convertible Preferred Stock shall be paid to the holders of record of shares of the Convertible Preferred Stock as they appear on the stock register of the Corporation on the record date which shall be the business day next preceding a Dividend Payment Date. Dividends in arrears for any past dividend period may be declared by the Board of Directors of the Corporation and paid on shares of the Convertible Preferred Stock on any date fixed by the Board of Directors of the Corporation, whether or not a regular Dividend Payment Date, to holders of record of shares of the Convertible Preferred Stock as they appear on the Corporation's stock register on the record date. The record date, which shall not be greater than 5 days before such Dividend Payment Date, shall be fixed by the Board of Directors of the Corporation. Any dividend payment made on shares of the Convertible Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid.

(b) The dividend rate (the "Dividend Rate") on each share of Convertible Preferred Stock shall be 7% per share per annum on $1,000 (the Liquidation Preference (as hereinafter defined) of each such share) for the period from the Date of Original Issue until the Initial Dividend Payment Date and, for each dividend period thereafter, which shall commence on the last day of the preceding dividend period and shall end on the next Dividend Payment Date, shall be at the Dividend Rate (as adjusted from time to time as hereinafter provided) on such Liquidation Preference. Notwithstanding the foregoing, if at any time a Breach Event (as defined below) occurs, then the Dividend Rate shall be 18% per share per annum for each dividend period or part thereof in which a Breach Event has occurred or is outstanding. The amount of dividends per share of the Convertible Preferred Stock payable for each dividend period or part thereof (the "Dividend Value") shall be computed by multiplying the Dividend Rate for such dividend period by a fraction the numerator of which shall be the number of days in the dividend period or part thereof on which such share was outstanding and the denominator of which shall be 365 and multiplying the result by the Liquidation Preference. If a dividend is to be paid in Common Stock, the Common Stock shall be valued at 95% of the Current Market Price (as hereinafter defined) as of such Dividend Payment Date. In furtherance thereof, the Corporation shall reserve out of the authorized but unissued shares of Common Stock, solely for issuance in respect of the payment of dividends as herein described, a sufficient number of shares of Common Stock to pay such dividends, when, if and as declared by the Board of Directors of the Corporation.

"Current Market Price" means, in respect of any share of Common Stock on any date herein specified:

(1) if there shall not then be a public market for the Common Stock, the higher of (a) the book value per share of Common Stock at such date, and (b) the Appraised Value (as hereinafter defined) per share of Common Stock at such date, or

(2) if there shall then be a public market for the Common Stock, the average of the daily market prices for the five (5) consecutive trading days

immediately before such date. The daily market price for each such trading day shall be (i) the VWAP (as defined below) on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. (the "NASD") selected mutually by holders of a majority of the Convertible Preferred Stock and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holders of a majority of the Convertible Preferred Stock and one of which shall be selected by the Corporation (as applicable, the "Daily Market Price").

"VWAP" shall mean the daily dollar volume-weighted average sale price for the Common Stock on the Principal Market on any particular trading day during the period beginning at 9:30 a.m., New York City Time (or such other time as such exchange or market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as such exchange or market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" functions. All such determinations of VWAP shall be appropriately and equitably adjusted in accordance with the provisions set forth herein for any stock dividend, stock split, stock combination or other similar transaction occurring during any pricing period or any period utilizing VWAPs in calculations hereunder.

"Principal Market" shall mean the Nasdaq Stock Market or such other principal market or exchange on which the Common Stock is then listed for trading.

"Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Corporation may have no class of equity registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) as of the last day of the most recent fiscal month end prior to such date specified, based on the value of the Corporation (assuming the conversion and exercise of all of the Corporation's authorized and issued capital stock), as determined by a nationally recognized investment banking firm selected by the Corporation's Board of Directors and having no prior relationship with the Corporation, and reasonably acceptable to not less than a majority in interest of the holders of the Convertible Preferred Stock then outstanding.

"Breach Event" means either:

(i) Any breach of any warranty or representation of the Corporation as of the date made in the Convertible Note Purchase Agreement (as defined below) or any agreement delivered therewith which breach, or the facts and circumstances concerning such breach has or is reasonably likely to have a Material Adverse Effect (as defined in the Convertible Note Purchase Agreement); or

(ii) Any breach by the Corporation of any material covenant or obligation under the Convertible Note Purchase Agreement or any agreement delivered therewith (including without limitation this Certificate of Designation and the Related Agreements as defined in the Convertible Note Purchase Agreement), and which breach, if capable of being cured, has not been cured within ten (10) days after notice of such breach has been given by the holders of a majority of Convertible Preferred Stock to the Corporation (the "Breach Cure Period").

(c) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Convertible Preferred Stock through the most recent Dividend Payment Date. If full cumulative dividends have not been paid on shares of the Convertible Preferred Stock, all dividends declared on shares of the Convertible Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Convertible Preferred Stock.

(d) Dividends on the Convertible Preferred Stock may be paid even if, after giving effect thereto, the Corporation's total assets would be less than the sum of its total liabilities, plus the amount that would be needed, if the Corporation were to be dissolved at the time of such distribution, to satisfy the preferential rights upon dissolution of stockholders, if any, whose preferential rights are superior to those receiving the distribution.

(e) The holders of the Convertible Preferred Stock shall each be entitled to receive dividends, on a pari passu basis with the holders of shares of Common Stock, out of any assets legally available therefor, with the amount of such dividends to be distributed to the holders of Convertible Preferred Stock computed on the basis of the number of shares of Common Stock which would be held by such holder if, immediately prior to the declaration of the dividend, all of the shares of Convertible Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value (as hereinafter defined).

(f) *Limitation on Stock Dividends*. Notwithstanding anything to the contrary contained herein, the Corporation may not pay dividends hereunder in shares of Common Stock (and must deliver cash in respect thereof) unless as of the Dividend Payment Date (i) the resale of all Registrable Securities (as defined in the Investor Rights Agreement entered into pursuant to the Convertible Note Purchase Agreement, the "Investor Rights Agreement") is covered by an effective registration statement in accordance with the terms of the Investor Rights Agreement which registration statement is not subject to any suspension or stop orders; (ii) the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus that is not subject at the time to any blackout or similar circumstance; (iii) such Registrable Securities are listed, or approved for listing prior to issuance, on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange, and are not subject to any trading suspension

(nor shall trading generally have been suspended on such exchange or market), and the Corporation shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock on any of such markets on which the Common Stock is then traded or listed; (iv) the requisite number of shares of Common Stock shall have been duly authorized and reserved for issuance as required by the terms of the Convertible Note Purchase Agreement and this Certificate of Designation; (v) the Current Market Price is not less than $1.00 (as appropriately and equitably adjusted for stock splits, stock dividends and similar events); (vi) none of the Corporation or any direct or indirect subsidiary of the Corporation shall be subject to any bankruptcy, insolvency or similar proceeding; (vii) the Corporation has paid all prior dividend payments when due hereunder; (viii) such issuance would not cause the ownership or issuance limitations contained in Section 5(h) below to be violated; and (ix) the Corporation has delivered to all holders of Convertible Preferred Stock written notice of its election to pay such dividend in Common Stock at least five (5) but no more than thirty (30) trading days prior to the applicable Dividend Payment Date. All holders of Convertible Preferred Stock shall be treated proportionately with respect to payment of dividends in cash or Common Stock.

2. <u>Voting Rights</u>. Except as otherwise provided herein or by law, the holders of the Convertible Preferred Stock shall have full voting rights and powers, subject to the Beneficial Ownership Cap as defined in Section 5(h), equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, with respect to any question upon which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. To the extent permitted under the applicable rules of the applicable exchange or market on which the Common Stock is listed or quoted, each holder of shares of Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date for the taking of a vote (subject to the Beneficial Ownership Cap limitations set forth in Section 5(h) and provided that solely for such voting purposes the conversion price shall be deemed to be the greater of the Conversion Value then in effect and the closing bid price of the Common Stock on the Nasdaq Stock Market immediately preceding the Closing Date) or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

3. <u>Rights on Liquidation; Rank</u>.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the Corporation shall be made to or set apart for the holders of Common Stock, the holders of Convertible Preferred Stock shall be entitled to receive payment out of such assets of the Corporation in an amount equal to $1,000 per share of Convertible Preferred Stock (such applicable amount being referred to as the "Liquidation

Preference" for the Convertible Preferred Stock), plus any accumulated and unpaid dividends thereon (whether or not earned or declared) on the Convertible Preferred Stock. If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Convertible Preferred Stock based on the aggregate Liquidation Preferences of the shares of Convertible Preferred Stock held by each such holder.

(b) If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount of the Liquidation Preferences payable with respect to all shares of Convertible Preferred Stock then outstanding, then, after the payment required by paragraph 3(a) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive with respect to each share of Common Stock payment of a pro rata portion of such assets based on the aggregate number of shares of Common Stock held by each such holder. The holders of the Convertible Preferred Stock shall participate in such a distribution on a pro-rata basis with the holders of the Common Stock, with the amount distributable to the holders of Convertible Preferred Stock to be computed on the basis of the number of shares of Common Stock which would be held by them if immediately prior to the Liquidation all of the outstanding shares of Convertible Preferred Stock had been converted into shares of Common Stock at the then current Conversion Value.

(c) A Change of Control (as defined below) of the Corporation shall not be deemed a Liquidation, but shall instead be governed by the terms of Section 7 below.

(d) The Convertible Preferred Stock shall rank senior to all classes and series of Common Stock and existing preferred stock and to each other class or series of preferred stock established hereafter by the Board of Directors of the Corporation, with respect to dividend rights, redemption rights, rights on liquidation, winding-up and dissolution and all other rights in any manner, whether voluntary or involuntary. So long as any shares of Convertible Preferred Stock are outstanding, the Corporation shall not issue or reissue any shares of existing authorized classes or series of preferred stock.

4. <u>Actions Requiring the Consent of Holders of Convertible Preferred Stock</u>. As long as any shares of Convertible Preferred Stock are outstanding, the consent of the holders of at least 75% of the shares of Convertible Preferred Stock at the time outstanding, given in accordance with the Articles of Incorporation and Bylaws of the Corporation, as amended, shall be necessary for effecting or validating any of the following transactions or acts:

(a) Any amendment, alteration or repeal of any of the provisions of this Certificate of Designation (whether by merger, consolidation or otherwise);

(b) Any amendment, alteration or repeal of the Articles of Incorporation of the Corporation that will adversely affect the rights of the holders of the Convertible Preferred Stock (whether by merger, consolidation or otherwise);

(c) The authorization or creation by the Corporation of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action

which would result in another series of preferred stock), ranking in terms of liquidation preference, conversion rights, redemption rights or dividend rights, *pari passu* with or senior to, the Convertible Preferred Stock in any manner;

(d) The redemption, purchase or other acquisition, directly or indirectly, of any shares of capital stock of the Corporation or any of its subsidiaries or any option, warrant or other right to purchase or acquire any such shares, or any other security, other than (A) the redemption of Convertible Preferred Stock pursuant to the terms hereof, or (B) the repayment or prepayment of any indebtedness in the ordinary course of business; and

(e) The declaration or payment of any dividend or other distribution (whether in cash, stock or other property) with respect to the capital stock of the Corporation or any subsidiary, other than a dividend or other distribution pursuant to the terms of the Convertible Preferred Stock.

5. Conversion.

(a) Right to Convert. Subject to the limitation set forth in Section 5(h) hereof, the holder of any share or shares of Convertible Preferred Stock shall have the right at any time and from time to time, at such holder's option, to convert all or any lesser portion of such holder's shares of Convertible Preferred Stock into such number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, free and clear of all encumbrances, restrictions and legends (provided a Registration Statement is declared effective), as is determined by dividing (i) the aggregate Liquidation Preference of the shares of Convertible Preferred Stock to be converted plus accrued and unpaid dividends thereon by (ii) the Conversion Value (as defined below) then in effect for such Convertible Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Convertible Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the Current Market Price per share of the Common Stock.

(b) Forced Conversion. Subject to the terms hereof, if at any time the Current Market Price is greater than 200% of the Conversion Value for any fifteen (15) consecutive trading days (a "Pricing Period"), then the Corporation shall have the right to compel each holder of Convertible Preferred Stock to convert any or all of the Convertible Preferred Stock then held by such holder by delivering a written notice ("Forced Conversion Notice") to each such Holder; *provided that* (1) such Forced Conversion Notice must specify the number of shares of Convertible Preferred Stock to be converted by such holder and the date by which such holder must have completed conversion(s) of Convertible Preferred Stock aggregating to such amount ("Forced Conversion Date"), which date shall be at least 10 trading days after such holder's receipt of such Forced Conversion Notice (a "Notice Period"), (2) the Corporation may deliver such Forced Conversion Notice(s) hereunder only within five (5) trading days following the occurrence of such Pricing Period and not prior to the completion of such Pricing Period, and (3) all holders of Convertible Preferred Stock shall be treated proportionately with respect to the Corporation's election to force conversion hereunder. Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of Convertible Preferred Stock contained herein. Notwithstanding anything contained herein, the Corporation shall not be

entitled to exercise any forced conversion right set forth in this subsection 5(b) unless at all times during the applicable Pricing Period and Notice Period (i) the resale of all Registrable Securities (as defined in the Investor Rights Agreement) is covered by an effective registration statement in accordance with the terms of the Investor Rights Agreement which registration statement is not subject to any suspension or stop orders; (ii) the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus that is not subject at the time to any blackout or similar circumstance; (iii) such Registrable Securities are listed, or approved for listing prior to issuance, on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange, and are not subject to any trading suspension (nor shall trading generally have been suspended on such exchange or market), and the Corporation shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock on any of such markets on which the Common Stock is then traded or listed; (iv) the requisite number of shares of Common Stock has been duly authorized and reserved for issuance as required by the terms of the Convertible Note Purchase Agreement; (v) the closing bid price per share of Common Stock on the Principal Market is greater than $1.00; (vi) none of the Corporation or any direct or indirect subsidiary of the Corporation shall be subject to any bankruptcy, insolvency or similar proceeding; (vii) the Corporation has paid all prior dividend payments due hereunder; and (viii) such issuance would not cause the ownership or share issuance limitations contained in Section 5(h) below to be violated.

(c) Mechanics of Conversion.

(i) The right of conversion hereunder shall be exercised by the holder of shares of Convertible Preferred Stock by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the "Conversion Notice"), appropriately completed and duly signed and specifying the number of shares of Convertible Preferred Stock that the holder elects to convert (the "Converting Shares") into shares of Common Stock. Promptly after the receipt of the Conversion Notice, the Corporation shall issue and deliver or transmit, or cause to be delivered or transmitted, to the holder of the Converting Shares or such holder's nominee, such number of shares of Common Stock issuable upon the conversion of such Converting Shares. Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Corporation of the Conversion Notice (the "Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

(ii) The Corporation shall effect such issuance of Common Stock (and certificates for unconverted Convertible Preferred Stock) within three (3) trading days of the Conversion Date and shall electronically transmit the Common Stock issuable upon conversion to the holder, or Common Stock in payment of dividends hereunder, by crediting the account of the holder's prime broker with Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system using the Fast Automated Securities Transfer ("FAST") program. The parties agree to coordinate with DTC to accomplish this objective. If such Common Shares are not received by the holder within five (5) trading days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part,

at any time prior to its receipt of those Common Shares. In lieu of such electronic delivery through DWAC, the Corporation shall deliver physical certificates representing the Common Stock issuable upon conversion of Converting Shares to the extent requested by the holder or required by law. The time periods for delivery of physical certificates evidencing the Converting Shares, or Common Stock in payment of dividends hereunder, are the same as those described above. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date. If the conversion has not been rescinded in accordance with this paragraph and the Corporation fails to deliver to the holder such certificate or certificates or shares through DTC pursuant to this Section 5 (free of any restrictions on transfer or legends, if such shares have been registered) in accordance herewith, prior to the seventh trading day after the Conversion Date (assuming timely surrender of the Convertible Preferred Stock certificates), the Corporation shall pay to such holder, in cash, on a per diem basis, an amount equal to 1% of the Liquidation Preference of all Convertible Preferred Stock held by such holder per month until such delivery takes place.

The Corporation's obligation to issue Common Stock upon conversion of Convertible Preferred Stock shall be absolute, is independent of any covenant of any holder of Convertible Preferred Stock, and shall not be subject to: (i) any offset or defense; or (ii) any claims against the holders of Convertible Preferred Stock whether pursuant to this Certificate of Designation, that certain Preferred Stock and Warrant Purchase Agreement entered into among the Corporation and the purchasers of the Convertible Preferred Stock on the Date of Original Issue (the "Convertible Note Purchase Agreement"), the Investor Rights Agreement, the Warrants (as defined in the Convertible Note Purchase Agreement) or otherwise.

(iii) *Book-Entry.* Notwithstanding anything to the contrary set forth herein, upon conversion of any shares of Convertible Preferred Stock in accordance with the terms hereof, the holder thereof shall not be required to physically surrender such holder's certificates for Convertible Preferred Stock to the Corporation unless such holder is converting all of the Convertible Preferred Stock then held by such holder. The holders of Convertible Preferred Stock and the Corporation shall maintain records showing the number of shares of Convertible Preferred Stock so converted hereunder, the number of shares of Common Stock received upon conversion and the dates of such conversions, or shall use such other method, reasonably satisfactory to the holders and the Corporation, so as not to require physical surrender of certificates for Convertible Preferred Stock upon each such conversion.

(d) Mandatory Redemption at Maturity.

(i) If any shares of Convertible Preferred Stock remain outstanding on the June 15, 2009 ("Maturity Date"), the Corporation shall redeem such shares of Convertible Preferred Stock for an amount in cash per Preferred Share (the "Maturity Date Redemption Price") equal to the Liquidation Preference plus all accrued but unpaid dividends thereon by wire transfer of immediately available funds to an account designated in writing by the holder of such shares of Convertible Preferred Stock.

(ii) If the Corporation fails to redeem all of the shares of Convertible Preferred Stock outstanding on the Maturity Date by payment of the Maturity Date Redemption Price for each such Preferred Share, then in addition to any remedy such holder(s) may have hereunder, under the Convertible Note Purchase Agreement or any of the related agreements, (I) the applicable Maturity Date Redemption Price payable in respect of such unredeemed shares of Convertible Preferred Stock shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full, and (II) any holder of shares of Convertible Preferred Stock shall have the option to require the Corporation to convert any or all of such holder's shares of Convertible Preferred Stock for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into shares of Common Stock equal to the number which results from dividing the Maturity Date Redemption Price (together with any interest thereon) by 90% of the Conversion Value.

(e) <u>Conversion Prices</u>.

(i) The initial Conversion Value for the Convertible Preferred Stock shall be $1.65, such Conversion Value to be subject to adjustment in accordance with the provisions of this Section 5 (and such adjustments shall apply for dividends, subdivisions, combinations, distributions and securities issuances occurring after June 15, 2006 even if this Certificate of Designation is filed after the occurrence of such dividends, subdivisions, combinations, distributions or securities issuances). Such conversion value in effect from time to time, as adjusted pursuant to this Section 5, is referred to herein as a "Conversion Value." All of the remaining provisions of this Section 5 shall apply separately to each Conversion Value in effect from time to time with respect to Convertible Preferred Stock.

(f) <u>Stock Dividends, Subdivisions and Combinations</u>. If at any time while the Convertible Preferred Stock is outstanding, the Corporation shall:

(i) cause the holders of its Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment

under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.

(g) Certain Other Distributions. If at any time while the Convertible Preferred Stock is outstanding the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(i) cash,

(ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 5(f) hereof), or

(iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever (in each case set forth in subparagraphs 5(g)(i), 5(g)(ii) and 5(g)(iii) hereof, the "Distributed Property"),

then upon any conversion of Convertible Preferred Stock that occurs after such record date, the holder of Convertible Preferred Stock shall be entitled to receive, in addition to the Conversion Shares otherwise issuable upon such conversion, the Distributed Property that such holder would have been entitled to receive in respect of such number of Conversion Shares had the holder been the record holder of such Conversion Shares as of such record date. Such distribution shall be made whenever any such conversion is made. In the event that the Distributed Property consists of property other than cash, then the fair value of such Distributed Property shall be as reasonably determined in good faith by the Board of Directors of the Corporation and set forth in reasonable detail in a written valuation report (the "Valuation Report") prepared by the Board of Directors. The Corporation shall give written notice of such determination and a copy of the Valuation Report to all holders of Convertible Preferred Stock, and if the holders of a majority of the outstanding Convertible Preferred Stock object to such determination within twenty (20) business days following the date such notice is given to all of the holders of Convertible Preferred Stock, the Corporation shall submit such valuation to an investment banking firm of recognized national standing selected by not less than a majority of the holders of the Convertible Preferred Stock and acceptable to the Corporation in its reasonable discretion, whose opinion shall be binding upon the Corporation and the Convertible Preferred Stock holders. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 5(g) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(f).

(h) Blocking Provision.

(i) Notwithstanding anything herein to the contrary, except as provided otherwise in this Section 5(h)(i), the number of Conversion Shares that may be acquired by any holder, and the number of shares of Convertible Preferred Stock that shall be entitled to voting rights under Section 2 hereof, shall be limited to the extent necessary to insure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act (including shares held by any "group" of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein), does not exceed 9.9% of the total number of shares of Common Stock of the Corporation then issued and outstanding (the "Beneficial Ownership Cap"). For purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a holder of Convertible Preferred Stock, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such holder. Each delivery of a Conversion Notice by a holder of Convertible Preferred Stock will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, that the issuance of the full number of shares of Common Stock requested in such Conversion Notice is permitted under this paragraph. This paragraph shall be construed and administered in such manner as shall be consistent with the intent of the first sentence of this paragraph. Any provision hereof which would require a result that is not consistent with such intent shall be deemed severed herefrom and of no force or effect with respect to the conversion contemplated by a particular Conversion Notice.

(ii) Notwithstanding the foregoing provisions of Section 5(h), (A) any holder of Convertible Preferred Stock shall have the right prior to the Date of Original Issue upon written notice to the Corporation, or after the Date of Original Issue upon 61 days prior written notice to the Corporation, to choose not to be governed by the Beneficial Ownership Cap provided herein, and (B) any holder of Convertible Preferred Stock shall have the right, prior to or after the Date of Original Issue upon written notice to the Corporation, to reduce its Beneficial Ownership Cap to 4.9%.

(i) Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the

conversion of shares of Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock at the time outstanding (without regard to any ownership limitations provided in Section 5(h)).

(j) Securities Issuances. In the event that the Corporation or any of its subsidiaries (A) issues or sells any Common Stock or convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("Convertible Securities") or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the greater of (I) the closing sale price per share of the Common Stock on the principal market on which the Common Stock is traded the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options ("Fair Market Price"), or (II) the Conversion Value, then in each such case the Conversion Value in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Conversion Value then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for such additional shares would purchase at such Fair Market Price or Conversion Value, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Corporation outstanding immediately after such issue or sale. The foregoing provision shall not apply to any issuances or sales of Common Stock or Convertible Securities (i) pursuant to any Convertible Securities currently outstanding on the date hereof in accordance with the terms of such Convertible Securities in effect on the date hereof, or (ii) to any officer, director or employee of the Corporation pursuant to a bona fide option or equity incentive plan duly adopted by the Corporation. The Corporation shall give to the each holder of Convertible Preferred Stock written notice of any such sale of Common Stock within 24 hours of the closing of any such sale and shall within such 24 hour period issue a press release announcing such sale if such sale is a material event for, or otherwise material to, the Corporation.

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding.

For purposes of this Section 5(j), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Value shall be used.

"Per Share Selling Price" shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Corporation. In the event a fee is paid by the Corporation in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall

include the sale or issuance of Convertible Securities, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Corporation upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a transaction in which the purchase price or the conversion, exchange or exercise price is directly or indirectly subject to adjustment or reset based on a future date, future trading prices of the Common Stock, specified or contingent events directly or indirectly related to the business of the Corporation or the market for the Common Stock, or otherwise (but excluding standard stock split anti-dilution provisions or weighted-average anti-dilution provisions similar to that set forth herein, provided that any actual reduction of such price under any such security pursuant to such weighted-average anti-dilution provision shall be included and cause a adjustment hereunder), the Per Share Selling Price shall be deemed to be the lowest conversion, exchange, exercise or reset price at which such securities are converted, exchanged, exercised or reset or might have been converted, exchanged, exercised or reset, or the lowest adjustment, as the case may be, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Corporation and the Holder. In the event the Corporation directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

6. <u>Other Provisions Applicable to Adjustments</u>. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which the Convertible Preferred Stock is convertible and the current Conversion Value provided for in Section 5:

(a) <u>When Adjustments to Be Made</u>. The adjustments required by Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Value that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(f)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which the Convertible Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) <u>Fractional Interests</u>. In computing adjustments under Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(c) <u>When Adjustment Not Required</u>. If the Corporation undertakes a transaction contemplated under Section 5(g) and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under Section 5(g) and shall,

thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under Section 5(g), then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d) Escrow of Stock. If after any property becomes distributable pursuant to Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Convertible Preferred Stock either converts the Convertible Preferred Stock or there is a mandatory conversion during such period or such holder is unable to convert shares pursuant to Section 5(h), such holder of Convertible Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 5 by reason of such adjustment (as if such Convertible Preferred Stock were not yet converted) and such shares or other property shall be held in escrow for the holder of the Convertible Preferred Stock by the Corporation to be issued to holder of the Convertible Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

7. Merger, Consolidation or Disposition of Assets.

(a) If, after the Date of Original Issue and while the Convertible Preferred Stock is outstanding, there occurs: (i) an acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Corporation and such acquisition is approved by the Corporation's Board of Directors; or (ii) a merger or consolidation of the Corporation or a sale, transfer or other disposition of all or substantially all the Corporation's property, assets or business to another corporation where the holders of the Corporation's voting securities prior to such transaction fail to continue to hold at least 50% of the voting power of the Corporation and such transaction is approved by the Corporation's Board of Directors (each, a "Change of Control"), then the successor or acquiring corporation (if other than the Corporation) shall expressly assume the due and punctual observance and performance of each and every covenant and condition contained in this Certificate of Designation to be performed and observed by the Corporation and all the obligations and liabilities hereunder, with such modifications and adjustments as equitable and appropriate in order to place the holders of Convertible Preferred Stock in the equivalent economic position as prior to such Change in Control.

(b) In case of any such Change of Control, each holder of Convertible Preferred Stock shall have the right thereafter to, at its option, (A) convert any or all of the shares of Convertible Preferred Stock held by such holder into shares of common stock of the successor or acquiring corporation, and the holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Corporation into which such holder's Convertible Preferred Stock could have been converted immediately prior to such Change of Control would have been entitled if such conversion were effected immediately prior to Change of Control, subject to such further applicable adjustments set forth in this Certificate of Designation, or (B) require the Corporation or its successor to redeem such holder's

Convertible Preferred Stock, in whole or in part, at a redemption price equal to 125% of the Liquidation Preference of such shares of Convertible Preferred Stock being redeemed.

(c) In case of any such Change of Control, without in any way limiting the terms and conditions of the Investor Rights Agreement, the Company agrees to use its best efforts to minimize the length of any Blackout Period (as defined in the Investor Rights Agreement) associated with such Change of Control.

(d) The foregoing provisions of this Section 7 shall similarly apply to successive Change of Control transactions. The provisions of this Section 7 shall be inapplicable in the event that the Convertible Preferred Stock is subject to mandatory conversion under Section 5 or redemption under Section 13.

8. <u>Other Action Affecting Common Stock</u>. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 5 or any other action described in Section 5, then, unless such action will not have a materially adverse effect upon the rights of the holder of Convertible Preferred Stock, the number of shares of Common Stock or other stock into which the Convertible Preferred Stock is convertible exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

9. <u>Certain Limitations</u>. Notwithstanding anything herein to the contrary, the Corporation agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Conversion Value to be less than the par value per share of Common Stock.

10. <u>Participation Rights</u>.

(a) Subject to the terms and conditions specified in this Section 10, at any time while the Convertible Preferred Stock is outstanding, the holders of shares of Convertible Preferred Stock shall have a right to participate with respect to the issuance or possible issuance by the Corporation of any future equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component (as the case may be, "Additional Securities") on the same terms and conditions as offered by the Corporation to the other purchasers of such Additional Securities. Each time the Corporation proposes to offer any Additional Securities, the Corporation shall make an offering of such Additional Securities to each holder of shares of Convertible Preferred Stock in accordance with the following provisions:

(i) The Corporation shall deliver a notice (the "Issuance Notice") to the holders of shares of Convertible Preferred Stock stating (a) its bona fide intention to offer such Additional Securities, (b) the number of such Additional Securities to be offered, (c) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (d) the anticipated closing date of the sale of such Additional Securities.

(ii) By written notification received by the Corporation, within ten (10) days after giving of the Issuance Notice, each holder of shares of Convertible Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Issuance Notice, up to that number of such Additional Securities which equals such holder's Participation Amount for the same consideration and on the same terms and conditions as such third-party sale, where the "Participation Amount" for each holder shall equal (a) 50% of the aggregate amount of such Additional Securities issued or to be issued to investors in such offering prior to the exercise of the participation rights contemplated by this Section 10 (such aggregate amount, the "Subsequent Offering Amount"), multiplied by (b) a fraction, the numerator of which equals the number of shares of Convertible Preferred Stock then held by such holder and the denominator of which equals the aggregate number of shares of Convertible Preferred Stock purchased or exchanged by all Purchasers pursuant to the Convertible Note Purchase Agreement. The Corporation shall promptly, in writing, inform each holder of shares of Convertible Preferred Stock which elects to purchase all of the Additional Shares available to it ("Fully-Exercising Holder") of any other holder's failure to do likewise. During the five-day period commencing after such information is given, each Fully-Exercising Holder shall be entitled to obtain that portion of the Additional Securities for which the holders of shares of Convertible Preferred Stock were entitled to subscribe but which were not subscribed for by such holders which is equal to the proportion that the number of shares of Convertible Preferred Stock held by such Fully-Exercising Holder bears to the total number of shares of Common Stock held by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares.

(iii) The Corporation may, during the 75-day period following the expiration of the 10-day and 5-day periods referenced in Section 10(a)(ii) above, offer up to the Subsequent Offering Amount of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Issuance Notice. If the Corporation does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless the Participation Amount is again first reoffered to the holders of shares of Convertible Preferred Stock in accordance herewith.

(b) Notwithstanding anything contained herein, no holder of Convertible Preferred Stock shall have the right to purchase Additional Securities hereunder to the extent same would cause such holder to exceed the Beneficial Ownership Cap.

11. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Convertible

Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Convertible Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Convertible Preferred Stock owned by such holder (without regard to the ownership limitations set forth in Section 5(h)).

12. Notices of Record Date. In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Convertible Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

13. Redemption.

(a) Redemption Triggering Event. If a Redemption Triggering Event (as defined below) has occurred, and a holder has so elected, the Corporation shall redeem the Convertible Preferred Stock of any holder who gives a Demand for Redemption (as defined below). The Corporation shall, promptly thereafter, redeem the shares of Convertible Preferred Stock as set forth in the Demand for Redemption. The Corporation shall effect such redemption on the Redemption Date by paying in cash for each such share to be redeemed an amount equal to the greater of (i) the Redemption Price (as defined below) or (ii) the total number of shares of Common Stock into which such Convertible Preferred Stock is convertible multiplied by the Current Market Price at the time of the Redemption Triggering Event. "Redemption Triggering Event" means the Corporation's failure or refusal to convert or redeem any shares of Convertible Preferred Stock in accordance with the terms hereof, or the providing of written notice to such effect. The amount payable in redemption of each share of Convertible Preferred Stock (the "Redemption Price") shall be cash equal (i) all accrued but unpaid dividends as of the Redemption Date (as defined below) with respect to each share to be redeemed, plus (ii) 125% of the Liquidation Preference of each share of Convertible Preferred Stock to be redeemed.

(b) Demand for Redemption. A holder desiring to elect a redemption as herein provided shall deliver a notice (the "Demand for Redemption") to the Corporation while such Redemption Triggering Event continues specifying the following:

(i) The approximate date and nature of the Redemption Triggering Event;

(ii) The number of shares of Convertible Preferred Stock to be redeemed; and

(iii) The address to which the payment of the Redemption Price shall be delivered, or, at the election of the holder, wire instructions with respect to the account

to which payment of the Redemption Price shall be required.

A holder may deliver the certificates evidencing the Convertible Preferred Stock to be redeemed with the Demand for Redemption or under separate cover. Payment of the Redemption Price shall be made not later than two (2) business days after the date on which each of the following conditions has been satisfied: (i) a holder has delivered a Demand for Redemption and the certificates evidencing the shares of Convertible Preferred Stock to be redeemed; and (ii) the Breach Cure Period has expired.

(c) Status of Redeemed or Purchased Shares. Any shares of the Convertible Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.

14. Stock Transfer Taxes. The issue of stock certificates upon conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

15. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express, or (d) actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows: (i) if to the Corporation, to NetSol Technologies, Inc., 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302, facsimile: (818) 222-9197, Attention: General Counsel, or (ii) if to a holder of Convertible Preferred Stock, to the address or facsimile number appearing on the Corporation's stockholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Convertible Preferred Stock may provide to the other in accordance with this Section.

16. Stock Transfer Taxes. The issue of stock certificates upon conversion of the Convertible Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the

Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

17. Attorneys' Fees. In connection with enforcement by a holder of Convertible Preferred Stock of any obligation of the Corporation hereunder, the prevailing party shall be entitled to recovery of reasonable attorneys' fees and expenses incurred.

18. Specific Enforcement. The Corporation agrees that irreparable damage would occur in the event that any of the provisions of this Certificate of Designation were not performed in accordance with their specific terms or were otherwise breached. Each holder of Convertible Preferred Stock and each permitted assignee shall have all rights and remedies set forth in this Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Certificate of Designation shall be entitled to enforce such rights specifically or pursue other injunctive relief or other equitable remedies (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Certificate of Designation and to exercise all other rights granted by law. Each holder of Convertible Preferred Stock and each permitted assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

19. Severability of Provisions. If any right, preference or limitation of the Convertible Preferred Stock set forth in this Certificate of Designation (as this Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this designation on behalf of the Corporation and affixed the corporate seal hereto this 19th day of October, 2006.

NETSOL TECHNOLOGIES, INC.

By: ______________________

Name: Patti L. W. McGlasson

Title: Secretary and General Counsel

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Registered Holder in order to convert shares of Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series A 7% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") indicated below into shares of common stock, par value $0.001 per share (the "Common Stock"), of NetSol Technologies, Inc., a Nevada corporation (the "Corporation"), according to the Certificate of Designation of the Convertible Preferred Stock and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

____
Date of Conversion (Date of Notice)

____
Number of shares of Convertible Preferred Stock owned prior to Conversion

____
Number of shares of Convertible Preferred Stock to be converted

____
Stated Value (Liquidation Preference) of Convertible Preferred Stock to be Converted

____
Amount of accumulated and unpaid dividends on shares of Convertible Preferred Stock to be converted

____
Number of shares of Common Stock to be issued (including conversion of accrued but unpaid dividends on shares of Convertible Preferred Stock to be converted)

____
Applicable Conversion Value

____
Number of shares of Convertible Preferred Stock owned subsequent to Conversion

Conversion Information: NAME OF HOLDER:

By:______________________________
Print Name:______________________________
Print Title:______________________________

Print Address of Holder:

____
____

Issue Common Stock to:______________________________
at:______________________________

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 14, 2005

Job Number: C20050314-1542
Reference Number: 00000064302-95
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050061288-62	Amendment	1 Pages/1 Copies
20050061288-62	Amendment	1 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
200 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-5630

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C5490-1997
Document Number:
20050061288-62

Date Filed:
3/14/2005 1:30:26 PM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
NETSOL TECHNOLOGIES, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Section 10: The Corporation may conduct any lawful business authorized by the Nevada Revised Statutes, including, but not limited to: software development, sales and services; consulting services and telecommunication.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 8,703,466 shares (70.96%)

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): , SECRETARY
PATTI L.W. MCGLASSON

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

AMENDMENT OF ARTICLES OF INCORPORATION
OF
NETSOL TECHNOLOGIES, INC.

FILED # C5490-97

AUG 1 2 2003

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

NetSol Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Nevada (the "Corporation"), does hereby certify that:

1. The Amendment to the Articles of Incorporation of the Corporation, filed with the Secretary of State of the State of Nevada on March 20, 2002, as amended, is hereby amended by deleting Article 3 thereof in its entirety and substituting the following in lieu thereof:

"Section 3: The Corporation shall be authorized to issue 50,000,000 shares of capital stock, of which 45,000,000 shares shall be shares of Common Stock, $.001 par value ("Common Stock") and 5,000,000 shares shall be shares of Preferred Stock, $.001 par value ("Preferred Stock").

Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective pursuant to Nevada Revised Statutes (the "Effective Time"), every five (5) shares of the Corporation's common stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock").

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to American Stock Transfer and Trust, the transfer agent, as agent for, the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock on the NASDAQ Stock Exchange at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any factional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 78.390 and 78.209 of the Nevada Revised Statutes. The total number of shares outstanding as of August 11, 2003 is 33,261,405. The number of shares voting in favor of the Amendment exceeded the vote required by more than sixty percent.

IN WITNESS WHEREOF, NetSol Technologies, Inc. has caused this Certificate to be executed by its duly authorized officer on this 12th day of August, 2003.

Signature: ____________
Name: Salim Ghauri
Title: President

Signature: ____________
Name: Najeeb Ghauri
Title: Secretary

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF NAME CHANGE

I, DEAN HELLER, the duly qualified and elected Nevada Secretary of State, do hereby certify that on March 20, 2002, a Certificate of Amendment to its Articles of Incorporation changing the name to **NETSOL TECHNOLOGIES, INC.**, was filed in this office by **NETSOL INTERNATIONAL, INC.** Said change of name has been made in accordance with the laws of the State of Nevada and that said Certificate of Amendment is now on file and of record in this office.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on March 28, 2003.

Dean Heller

DEAN HELLER
Secretary of State

By [signature]
Certification Clerk

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(After Issuance of Capital Stock)

FILED # C5490-97

OF

MAR 20 2002

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

NETSOL INTERNATIONAL, INC.

The President and Secretary of NetSol International, Inc. certify:

1. Article 1 of Articles of Incorporation of this Corporation is amended to read as follows:

Article 1. The name of the Corporation is:

NetSol Technologies, Inc.

2. Article 3 of the Articles of Incorporation of this Corporation is amended to read:

Article 3.

The total number of shares of capital stock which the Corporation is authorized to issue is fifty million (50,000,000) shares divided into the following classes:

Forty Five Million (45,000,000) shares of common stock with par value of $0.001 ("Common Stock"); and Five Million (5,000,000) shares of preferred stock having a par value of $0.001 per share (the "Preferred Stock").

The board of directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more or series, and to fix for each such or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and as may be permitted by the Nevada Revised Statutes (as amended from time to time, the "NRS"), including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at any time or times and at such price

or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (vi) entitled to vote separately or together with any other series or

...or (v) convertible into or exchangeable for shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

3. Article 6. The entire article is eliminated.

4. Article 7 of the Articles of Incorporation of this Corporation is to read:

   Article 7. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer to the amounts acceptable by law; provided, however, that the foregoing provision shall not limit or eliminate the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

5. Article 8 of the Articles of Incorporation of this Corporation is to read:

   Article 8. Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws may provide. Special meetings of stockholders, for any purpose or purposes may only be called by the Board of Directors. Only the business stated in the notice of a special meeting of stockholders of the Corporation may be transacted at any special meeting of stockholders of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws. Any action required or permitted to be taken by the stockholders of the Corporation may only be effected at a duly called annual or special meeting of the stockholders of the Corporation (and not by consent in lieu thereof).

6. Article 9 of the Articles of Incorporation of this Corporation is to read:

   Article 9. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal or legal representatives; *provided, however*, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part

thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. In addition to any other rights of indemnification permitted by the law of the State of Nevada as may be provided for by the Corporation in its Bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation, must be paid by the Corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 9 to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article 9 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

7. The foregoing Amendments of Articles of Incorporation has been duly approved by the Board of Directors.

6. The foregoing Amendments of Article of Incorporation has been duly approved by the required vote of shareholder in accordance with Section 78.390 of the Nevada Revised Statues. The total number of outstanding shares as of February 8, 2002 is 15,979,505. The number of shares voting in favor of the Amendment exceeded the vote required. The percentage of vote required was more than fifty percent.

Salim Ghauri, President

Naeem Ghauri, Secretary

... ing Amendm... of ... of Incorporation has been duly approved by the required vote of shareholder in accordance with Section 78.390 of the Nevada Revised Statues. The total number of outstanding shares as of February 8, 2002 is 15,979,505. The number of shares voting in favor of the Amendment exceeded the vote required. The percentage of vote required was more than fifty percent.

Salim Ghauri, President

Naeem Ghauri, Secretary

($75)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAY 21 1999
No. C5490-97
Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(After Payment of Capital or Issuance of Stock)

OF

MIRAGE HOLDINGS, INC.

The President and the Secretary of MIRAGE HOLDINGS, INC. certify:

1. Article 1 of Articles of Incorporation of this Corporation is amended to read as follows:

Article 1. The name of the Corporation is:

NetSol International, Inc.

2. The foregoing Amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

3. The foregoing Amendments of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 78.390 of the Nevada Revised Statutes. The total number of outstanding shares is 4,002,065. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

Najeeb Ghauri,
President and Secretary

82547.1

State of California)
) ss
County of Orange)

On May 19, 1999, personally appeared before me, a Notary Public, personally appeared Najeeb Ghauri, personally known to me (or proven to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Courtney Lines
Signature of Notary

COURTNEY LINES
Commission # 1197995
Notary Public - California
Orange County
My Comm. Expires Oct 9, 2002

82547.1

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAR 18 1997

No. C5490-97
Dean Heller
DEAN HELLER, SECRETARY OF STATE

1-NF- 9:38
9-10-97
125.00 PL

ARTICLES OF INCORPORATION
OF
MIRAGE HOLDINGS, INC.

FIRST. The name of this corporation is Mirage Holdings, Inc.

SECOND. Its resident agent and registered office in the State of Nevada is as follows: ParaCorp., Incorporated 318 North Carson Street, Suite 208 Carson City, NV 89701.

THIRD. The total number of shares which the corporation is authorized to issue is Twenty Five Million (25,000,000) shares of common stock with a par value of $.001 per share.

FOURTH. The governing body of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation.

The names and addresses of the first board of directors, which shall consist of one director, are as follow:

Saima Khan
18638 S. Pioneer Boulevard
Artesia, CA 90701

FIFTH. The name and address of the incorporator signing the Articles of Incorporation is as follows:

Lynne Bolduc, Esq.
HORWITZ & BEAM
Two Venture Plaza, Suite 380
Irvine, California 92618

SIXTH. At all elections of directors of the corporation, each holder of stock possessing voting power is entitled to as many votes as equal the number of shares multiplied by the number of directors to be elected, and she may cast all of his votes for a single director or may distribute them among the number to be voted for or any two or more of them, as she may see fit.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hands this 3rd day of March, 1997.

Lynne Bolduc
Lynne Bolduc, Incorporator

19416.1

STATE OF CALIFORNIA)
) ss.
COUNTY OF ORANGE)

On this 3rd day of March, 1997 before me, the undersigned Notary Public, personally appeared Lynne Bolduc, personally known to me (or prove to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within Instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

MICHELLE SCHMIDT
COMM. #994078
Notary Public -- California
ORANGE COUNTY
My Comm. Expires MAY 2, 1997

Notary Public